UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2003

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-411-4932

Not applicable

(Former name or former address, if changed since last report)

Item 7:    Financial Statements and Exhibits

On May 2, 2003, Wells Fargo Capital VII issued its 5.85% Trust Preferred Securities (TRUPS®) (the “Trust Issuance”) and used the proceeds from such issuance, together with the proceeds of the issuance of its 5.85% Common Securities, to purchase 5.85% Junior Subordinated Debentures due May 1, 2033, from Wells Fargo & Company (the “Company Issuance”). The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Amended and Restated Declaration of Trust and Trust Agreement, the form of 5.85% Capital Security and the Guarantee Agreement relating to the Trust Issuance and the form of 5.85% Junior Subordinated Debenture due May 1, 2003, relating to the Company Issuance.

(c)	Exhibits

1.1	Underwriting Agreement dated April 25, 2003, among Wells Fargo Capital VII, Wells Fargo & Company and the Representative named therein.

4.1	Amended and Restated Declaration of Trust and Trust Agreement dated as of May 2, 2003, among Wells Fargo & Company, Bank One Trust Company, N.A., Wilmington Trust Company, the Administrative Trustees named therein, and the Holders named therein.

4.2	Form of 5.85% Capital Security (included in Exhibit 4.1).

4.3	Guarantee Agreement dated as of May 2, 2003, between Wells Fargo & Company and Bank One Trust Company, N.A.

4.4	Form of 5.85% Junior Subordinated Debenture due May 1, 2033.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 5, 2003.

WELLS FARGO & COMPANY

By	/s/ RICHARD D. LEVY

Richard D. Levy Senior Vice President and Controller

Index to Exhibits

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement dated April 25, 2003, among Wells Fargo Capital VII, Wells Fargo & Company and the Representative named therein.	Electronic Transmission

4.1

Amended and Restated Declaration of Trust and Trust Agreement dated as of May 2, 2003, among Wells Fargo & Company, Bank One Trust Company, N.A., Wilmington Trust Company, the Administrative Trustees named therein, and the Holders named therein.

Electronic Transmission

4.2	Form of 5.85% Capital Security (included in Exhibit 4.1).

4.3	Guarantee Agreement dated as of May 2, 2003, between Wells Fargo & Company and Bank One Trust Company, N.A.	Electronic Transmission

4.4	Form of 5.85% Junior Subordinated Debenture due May 1, 2033	Electronic Transmission

4